Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-265838) on Form S-8 and (No. 333-267262) on Form S-3ASR of our reports dated March 3, 2025, with respect to the consolidated financial statements of TG Therapeutics, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

New York, New York
March 3, 2025